Exhibit 5.1

780 North Water Street Milwaukee, WI 53202-3590 TEL 414-273-3500 Fax 414-273-5198 www.gklaw.com

June 12, 2009

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, WI 53202

Re:   Registration Statement on Form S-3 (File No. 333-147162)

Ladies and Gentlemen:

We have acted as counsel to Marshall & Ilsley Corporation, a Wisconsin corporation (the “Corporation”), in connection with the issuance and sale of up to 100,000,000 shares of common stock of the Corporation, $1.00 par value per share (the “Shares”), at a public offering price of $5.75 per share, pursuant to the terms of that certain Underwriting Agreement (the “Agreement”) dated as of June 11, 2009 between the Corporation and Morgan Stanley & Co. Incorporated and Barclays Capital Inc., as representatives of the several underwriters named in the Agreement.  In accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the Corporation has prepared and filed with the Commission a Registration Statement on Form S-3 (File No. 333-147162) (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), a preliminary prospectus supplement (the “Preliminary Prospectus”) filed on June 11, 2009 and a final prospectus supplement (the “Final Prospectus”) filed on June 12, 2009, relating to the Shares.

In our capacity as counsel to the Corporation in connection with the registration for sale of the Shares, we have:  examined (i) the Registration Statement, Base Prospectus, Preliminary Prospectus and Final Prospectus; (ii) the Corporation’s Restated Articles of Incorporation, as amended, and Amended and Restated By-Laws; (iii) the Agreement; (iv) certain resolutions of the Corporation’s Board of Directors; (v) certain corporate documents and records, certificates of public officials and certificates of officers of the Corporation; and (vi) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.  We further assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WI, WASHINGTON DC, AND SHANGHAI PRC

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS

June 12, 2009

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized, and when issued and sold pursuant to the Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the United States and the State of Wisconsin, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.  The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Base Prospectus, and under the heading “Validity of the Shares” in the Preliminary Prospectus and Final Prospectus.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required under Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn

GODFREY & KAHN, S.C.